EXHIBIT 21.1


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                           SUBSIDIARIES OF THE COMPANY


Name of Subsidiary                              State of Incorporation
------------------                              ----------------------

Armor Holdings Properties, Inc.                 Delaware

Defense Technology Corporation of America       Delaware

NIK Public Safety, Inc.                         Delaware